                        [ATTACHMENT A TO PROXY STATEMENT]



                                  FORM OF PROXY

                          THE RANDERS KILLAM GROUP INC.

        PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD       , 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Emil C. Herkert, Theo Melas-Kyriazi and Kenneth J. Apicerno, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the stockholders of The Randers Killam Group Inc., a Delaware corporation (the "Company"), to be held on ________, _______, 2000, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454-9046, and at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on _________, 2000, with all of the powers the undersigned would possess if personally present at such meeting.

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                         SPECIAL MEETING OF STOCKHOLDERS
                          THE RANDERS KILLAM GROUP INC.
                              ______________, 2000

         1. To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of October 19, 1999 (the "Merger Agreement") pursuant to which RK Acquisition Corporation, a newly-formed subsidiary of Thermo Electron Corporation, will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who are entitled to and have perfected their dissenters' rights, shares held by the Company in treasury, and shares held by Thermo Electron Corporation or Thermo TerraTech Inc.) will become entitled to receive $4.50 in cash, without interest, for each outstanding share of common stock, $.0001 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

         [  ]  For                  [  ]  Against             [  ]  Abstain

         2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         [  ]  For                  [  ]  Against             [  ]  Abstain

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

         Copies of the Notice of Special Meeting and of the Proxy Statement have been received by the undersigned.

                           PLEASE DATE, SIGN AND PROMPTLY RETURN THIS
                           PROXY IN THE ENCLOSED ENVELOPE.

                           Signature(s)
                                       -----------------------------

                           Date
                                ------------------------------------

                           Note: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!